UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)

(571) 382-1000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 12, 2006, Tier Technologies, Inc. (“Tier” or the “Company”) announced the completion of the previously reported independent investigation conducted by the law firm of Ropes & Gray LLP on behalf of the Audit Committee of Tier’s Board of Directors (the “Audit Committee”). On that date, Tier provided its final report regarding the findings of the independent investigation to the NASDAQ Listing Qualifications Panel (the “Panel”). The Panel had previously conditioned the continued listing of Tier’s common stock on The NASDAQ National Market upon the Panel’s receipt of this report by May 12, 2006.

The scope of the independent investigation included: (i) examination of the qualitative and financial reporting issues giving rise to the Tier’s previously disclosed need to restate its financial statements for fiscal 2002, 2003 and 2004, along with quarters of fiscal 2005 as appropriate, (ii) review of Tier’s proposed restatement and related filings as they are prepared by Tier; (iii) review of accounting control and management issues that come to the Audit Committee’s attention during the course of its investigation; and (iv) identification of remedial measures that the Audit Committee recommends Tier implement in light of its findings. Among other things, the investigation found earnings management at Tier, particularly during the close of fiscal 2004. Tier’s Board of Directors is considering appropriate remedial actions, including those recommended by the Audit Committee.

Based upon Tier’s preliminary unaudited evaluation, which incorporates the Audit Committee’s findings, the cumulative pre-tax impact on the Company’s retained earnings is expected to be a reduction of approximately $2.2 million to $2.7 million for the period between September 30, 2001 and June 30, 2005. At the present time, Tier does not believe that the impact on pre-tax income for these adjustments in any given year will exceed $1.5 million.

While Tier believes it has satisfied the Panel’s condition for continued listing described above, there can be no assurance that the Panel will find the report of the investigation satisfactory, in which case Tier’s common stock could be delisted from The NASDAQ National Market.

The Panel has also conditioned the continued listing of Tier’s common stock upon the filing by Tier no later than June 5, 2006 of its Form 10-K for the fiscal year ended September 30, 2005 and its Form 10-Q for the quarter ended December 31, 2005. Tier also expects to file its restated financial statements for fiscal 2002, 2003 and 2004 at the same time. Tier expects the Panel will likewise condition the continued listing upon Tier also filing its Form 10-Q for the quarter ended March 31, 2006 by June 30, 2006; however, Tier cannot provide any assurance that the Panel will do so. Currently, Tier believes it will be able to complete these filings by these dates. There can be no assurance, however, that Tier will not experience unforeseen complications in completing its financial statements for the affected periods, in which case the filings could be delayed and the Panel could take action to delist Tier’s common stock from The NASDAQ National Market.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: May 12, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release